For Immediate Release

Contacts:  Courtney Guertin,
Corporate Communications Manager
401-457-9501
courtney.guertin@linmedia.com
Richard Schmaeling, Chief Financial Officer
401-457-9510
richard.schmaeling@linmedia.com

LIN TV Corp. Announces First Quarter 2012 Results

PROVIDENCE, RI, May 9, 2012 – LIN TV Corp. (“LIN Media”; NYSE: TVL), a local multimedia company, today reported results for its first quarter ended March 31, 2012.

Summary of Results for the First Quarter Ended March 31, 2012

●	Net revenues increased 15% to $103.2 million, compared to $89.7 million in the first quarter of 2011.

●
Local revenues, which include net local advertising revenues, retransmission consent fees and TV station web site revenues, increased 16% to $67.7 million, compared to $58.3 million in the first quarter of 2011.

●	Net national revenues increased 4% to $23.1 million, compared to $22.3 million in the first quarter of 2011.

●	Net political revenues were $2.9 million, compared to $1 million in the first quarter of 2011.

●	Interactive revenues, which include revenues from RMM and Nami Media1, increased 41% to $7 million, compared to $5 million in the first quarter of 2011.

●	Operating income increased 31% to $20.5 million, compared to $15.7 million in the first quarter of 2011.

●	Net income per diluted share was $0.08, compared to $0.03 in the first quarter of 2011.

Commenting on first quarter 2012 results, the Company’s President and Chief Executive Officer Vincent L. Sadusky said: “2012 is off to a great start as a result of strong first quarter results and revenue increases in all areas of our business. We continue to see the benefits of our long term strategy and we are excited about the potential opportunity to capitalize on numerous synergies that would result from our agreement with New Vision Television.”

Operating Highlights

TV Stations and Local Web Sites

●	During the first quarter of 2012, 82% of the Company’s ABC, CBS, FOX and NBC stations were either the highest or second highest viewed television channels in their local markets.2
——————————
1 Nami Media, Inc. was acquired by the Company in the fourth quarter of 2011.
2 Nielsen Media Research; Average of LIN Media’s February 2012 Nielsen Ratings based on key demographics: Monday-Friday, Early Morning, Early Evening, Late News.  All Nielsen data included in this release represents Nielsen’s estimates, and Nielsen has neither reviewed nor approved the data included in this release.

●	Core local and national time sales combined, which excludes political times sales, increased 6% in the first quarter of 2012, compared to the first quarter of 2011.

●	Six of the top ten advertising categories increased in the first quarter of 2012, compared to the first quarter of 2011.

●
The automotive category, which represented 26% of local and national advertising sales in the first quarter of 2012, increased 15% compared to the first quarter of 2011, during which the automotive category represented 23%.

●	The Company launched its 12th local lifestyle show and delivered approximately 300 more local programming hours in the first quarter of 2012, compared to the first quarter of 2011.

●
During the first quarter of 2012, the Company delivered 33.3 million total video impressions, engaged an average of 8.7 million monthly unique visitors on its stations’ web sites, and delivered 247 million user actions.  Average time on site during the quarter was more than 20 minutes.

●	The Company’s commitment to continuous news coverage resulted in over 7.2 million minutes of live streaming during the first quarter of 2012.

●
During the first quarter of 2012, 100% of the Company’s markets ranked either number one or two for page views and overall engagement, and 14 out of 15 of the Company's markets ranked either number one or two for unique visitors, versus local broadcast competitors measured by comScore.  In comparison to all local media competitors measured by comScore, 11 out of 15 of the Company's markets ranked either number one or two for overall engagement.3

●	Mobile page views, which include usage of the Company’s mobile web sites and smartphone and tablet applications, were approximately 119 million page views during the first quarter of 2012.

Key Balance Sheet and Cash Flow Items

Total debt outstanding as of March 31, 2012, net of cash, was $579.5 million, compared to $595.5 million as of December 31, 2011.  Unrestricted cash and cash equivalent balances as of March 31, 2012 were $12.7 million, compared to $18.1 million as of December 31, 2011.  Restricted cash balances as of March 31, 2012 were $0, compared to $255.2 million as of December 31, 2011, which reflected the amount held on irrevocable deposit for the redemption of the Company’s Senior Subordinated Notes on January 20, 2012.

The Company’s outstanding revolving credit facility balance was $10 million as of March 31, 2012, compared to $35 million outstanding as of December 31, 2011.  As of March 31, 2012, $65 million was available for borrowing under the revolving credit facility.  Consolidated net leverage, as defined in the Company’s senior secured credit facility, was 4.6x as of March 31, 2012, compared to 4.9x as of December 31, 2011.  Other components of cash flow in the first quarter of 2012 include cash capital expenditures of $5.5 million and cash payments for programming of $5.6 million.

Subsequent Events

On April 21, 2012, the Company completed the sale of substantially all of the assets of WUPW-TV to WUPW, LLC.

On May 4, 2012, LIN Television entered into an asset purchase agreement with affiliates and subsidiaries of New Vision Television, LLC (“New Vision”) to acquire the assets of 13 network affiliates in eight markets for $330.4 million and the assumption of $12 million of debt.  LIN Television also agreed to provide certain services to five separately owned network affiliates currently served by New Vision pursuant to sharing arrangements with a third-party licensee upon the closing of the transaction.  Pursuant to the terms of the purchase agreement, the Company deposited $33.5 million into an escrow account, which will be applied to the payment of the purchase price at closing.  The Company intends to fund the remaining purchase price due at closing with a combination of a draw against LIN Television’s revolving credit facility and newly incurred debt.  In addition, on May 4, 2012, LIN Television entered into a commitment letter pursuant to which JPMorgan Chase Bank, N.A. and J.P. Morgan Securities LLC have committed to provide up to $265 million under a senior unsecured bridge loan facility which, if entered into, would be utilized in connection with the acquisition.  The bridge loan facility would be guaranteed by each of LIN Television’s wholly owned subsidiaries and would initially bear an annual interest rate equal to LIBOR plus 6.50%.  The closing of the acquisition, which is expected to occur in late 2012, is subject to regulatory approvals and other closing conditions, including the approval of the FCC and clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

——————
3 comScore media metrics data; Average of January-March 2012.  Overall engagement references comScore’s average minutes per visitor.

Business Outlook

The Company has provided historical quarterly financial information for its continuing operations on its web site.  Interested parties should go to the Investor Relations section at www.linmedia.com.

The Company expects that net revenues for the second quarter of 2012 will increase in the range of 12% to 16% (or $12 million to $16 million), as compared to net revenues of $101 million in the second quarter of 2011.

The Company expects that its direct operating and selling, general and administrative expenses, which include variable sales related expenses, will increase in the range of 12% to 14% (or $7.2 million to $8.2 million) in the second quarter of 2012 as compared to reported expenses of $58.3 million in the second quarter of 2011.

The Company’s current outlook for revenues, expenses and cash flow items for the second quarter of 2012, excluding special items and the pending acquisition described above, are anticipated to be in the following ranges:

Second Quarter of 2012
Net broadcast advertising revenues	$101.5 to $104.0 million
Interactive revenues	$9.0 to $10.0 million
Network compensation/Barter/Other revenues	$2.5 to $3.0 million
Total net revenues	$113.0 to $117.0 million
Direct operating and selling, general and administrative expenses(4)	$65.5 to $66.5 million
Station non-cash stock-based compensation expense	$0.4 million
Amortization of program rights	$5.0 to $5.5 million
Cash payments for programming	$5.5 to $6.0 million
Corporate expense(4)	$7.0 to $7.5 million
Corporate non-cash stock-based compensation expense	$1.8 million
Depreciation and amortization of intangibles	$6.9 to $7.4 million
Cash capital expenditures	$7.0 to $9.0 million
Cash interest expense	$8.2 to $8.8 million
Principal amortization of term loans	$0.7 million
Cash taxes	$0.3 to $0.4 million
Effective tax rate	38% to 40%
(4) Includes non-cash stock-based compensation expense.

For the full year, the Company expects cash capital expenditures to be within the range of $26 to $27 million, cash interest expense of $34 to $35 million, cash taxes of $0.6 to $0.7 million and its effective tax rate to range between 38% and 40%.

The Company advises that all of the information and factors set forth above are subject to risks, uncertainties and assumptions (see the “Forward-Looking Statements” heading below), which could individually or collectively cause actual results to differ materially from those projected above.

Conference Call

The Company will hold a conference call to discuss its first quarter 2012 results today, May 9, 2012, at 9:00 AM Eastern Time.  To participate in the call, please dial 1-877-719-9789 for U.S. callers and 1-719-325-4763 for international callers.  The call-in pass code is 8449814. Callers who intend to participate in the call should dial-in 10 minutes before the start of the call to ensure access. The conference call will also be webcast simultaneously from the Company’s web site, www.linmedia.com, and can be accessed there through a link on the home page. For those unavailable to participate in the live teleconference, a replay can be accessed via the Investor Relations section of www.linmedia.com or by dialing 1-888-203-1112 and entering the same pass code as above.  The telephone replay will be available through May 23, 2012.

Access to Non-GAAP Financial Measures and Other Supplemental Financial Data

The Company reports and discusses its operating results using financial measures consistent with generally accepted accounting principles (“GAAP”) and believes this should be the primary basis for evaluating its performance. Non-GAAP financial measures such as Broadcast Cash Flow (“BCF”), Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Free Cash Flow (“FCF”) should not be viewed as alternatives or substitutes for GAAP reporting.  However, BCF, Adjusted EBITDA and FCF are common supplemental measures of performance used by investors, lenders, rating agencies and financial analysts.  As a result, these non-GAAP measures can provide certain additional insight about the market value of the Company and its stations; the Company’s ability to fund acquisitions, investments and working capital needs; the Company’s ability to service its debt; the Company’s performance versus other peer companies in its industry; and other operating performance trends for its business.  The Company makes available reconciliations of its operating income (loss), a GAAP reporting measure, to BCF, Adjusted EBITDA and FCF on the Company’s web site.  In addition, the Company provides additional information on its web site, at the same location, regarding historical revenue by source, pro forma income statement information and certain other components of cash flow. Interested parties should go to the Investor Relations section of www.linmedia.com.

Forward-Looking Statements

The information discussed in this press release, particularly in the section with the heading Business Outlook, includes forward-looking statements about the Company’s future operating results within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company based these forward-looking statements on its current assumptions, knowledge, estimates and projections about factors that could affect its future operations. Although the Company believes that its assumptions made in connection with the forward-looking statements are reasonable, no assurances can be given that those assumptions and expectations will prove to be correct.  Statements in this press release that are forward-looking include, but are not limited to, local, national and political advertising growth; changes in interactive, network compensation, barter and other revenues; changes in direct operating, selling, general and administrative, amortization of program rights and corporate expenses; and cash programming, cash capital expenditures, cash interest expense and principal amortization, cash tax payments and effective tax rates.  These forward-looking statements are subject to various risks, uncertainties and assumptions which may cause these expectations and assumptions not to occur or to differ materially from those outcomes projected in the forward-looking statements. Such risks and uncertainties include, but are not limited to, general economic uncertainty; restrictions on the Company’s operations as a result of the Company’s indebtedness; global or local events that could disrupt TV broadcasting; softening of the domestic advertising market; further consolidation of national and local advertisers, and the national sales representation market; potential liabilities related to the Company’s guarantee of the debt obligations of its joint venture with NBCUniversal; risks associated with acquisitions, including acquisition of the New Vision stations, our ability to obtain government approvals for the acquisition, our ability to obtain financing to fund the acquisition and the integration of any acquired businesses; changes in TV viewing patterns, ratings and commercial viewing measurement; increases in news and syndicated programming costs, and capital expenditures; changes in television network affiliation agreements and retransmission consent agreements; changes in government regulation; competition; seasonality; effects of complying with accounting standards; potential influence of certain stockholders, including HM Capital Partners I, LP and its affiliates, and other risks discussed in the Company’s Annual Report on Form 10-K and other filings made with the Securities and Exchange Commission (which are available on the Investor Relations section of www.linmedia.com, or at www.sec.gov), which are incorporated in this release by reference. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required to by applicable law.

About LIN Media

LIN Media is a local multimedia company that operates or services 32 network affiliates, more than 50 television and niche web sites, and a growing suite of mobile products.  The Company's strategic investments focus on emerging media and interactive technologies that deliver measurable results to advertisers.  LIN TV Corp. is traded on the NYSE under the symbol "TVL".

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– financial tables follow –

LIN TV Corp.
Consolidated Statements of Operations
(unaudited)

	Three Months Ended March 31,
	2012	2011
	(in thousands, except per share data)

Net revenues	$103,200	$89,719

Operating expenses:
Direct operating	35,157	29,933
Selling, general and administrative	28,383	25,534
Amortization of program rights	5,219	5,328
Corporate	6,746	6,483
General operating expenses	75,505	67,278

Depreciation, amortization and other operating expenses (benefits):
Depreciation	6,759	6,264
Amortization of intangible assets	477	261
(Gain) loss from asset dispositions	(1)	255
Operating income	20,460	15,661

Other expense:
Interest expense, net	10,370	12,932
Share of loss in equity investments	91	613
Gain on derivative instruments	-	(620)
Loss on extinguishment of debt	2,099	142
Other (income) expense, net	(13)	1
Total other expense, net	12,547	13,068

Income before provision for income taxes	7,913	2,593
Provision for income taxes	2,798	982
Income from continuing operations	5,115	1,611
Discontinued operations:
Loss from discontinued operations, net of a loss from the sale of discontinued operations of $372 for the three months ended March 31, 2012 and a benefit from income taxes of $659 and $10 for the three months ended March 31, 2012 and 2011, respectively	(1,231)	(25)
Net income	3,884	1,586
Net loss attributable to noncontrolling interests	(382)	-
Net income attributable to LIN TV Corp.	$4,266	$1,586

Basic income per common share attributable to LIN TV Corp.:
Income from continuing operations attributable to LIN TV Corp.	$0.10	$0.03
Loss from discontinued operations, net of tax	(0.02)	-
Net income attributable to LIN TV Corp.	$0.08	$0.03

Weighted-average number of common shares outstanding used in calculating basic income per common share	56,184	54,983

Diluted income per common share attributable to LIN TV Corp.:
Income from continuing operations attributable to LIN TV Corp.	$0.10	$0.03
Loss from discontinued operations, net of tax	(0.02)	-
Net income attributable to LIN TV Corp.	$0.08	$0.03

Weighted-average number of common shares outstanding used in calculating diluted income per common share	57,512	56,545

LIN TV Corp.
Consolidated Balance Sheets
(unaudited)

	March 31,	December 31,
	2012	2011
	(in thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$12,652	$18,057
Restricted cash	-	255,159
Accounts receivable, less allowance for doubtful accounts (2012 - $2,539; 2011 - $2,310)	85,211	91,093
Deferred income tax assets	6,563	4,249
Assets held for sale	1,523	3,253
Other current assets	6,666	6,090
Total current assets	112,615	377,901
Property and equipment, net	144,790	145,429
Deferred financing costs	11,166	12,472
Goodwill	122,312	122,069
Broadcast licenses and other intangible assets, net	399,194	400,081
Assets held for sale	3,735	12,505
Other assets	10,923	11,487
Total assets	$804,735	$1,081,944

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND STOCKHOLDERS' DEFICIT
Current liabilities:
Current portion of long-term debt	$4,437	$253,856
Accounts payable	6,754	10,972
Accrued expenses	42,875	38,578
Program obligations	9,659	9,892
Liabilities held for sale	1,516	3,719
Total current liabilities	65,241	317,017
Long-term debt, excluding current portion	587,692	614,861
Deferred income tax liabilities	171,635	167,371
Program obligations	2,828	3,874
Liabilities held for sale	75	1,308
Other liabilities	52,925	58,642
Total liabilities	880,396	1,163,073

Redeemable noncontrolling interest	3,352	3,503

Stockholders' deficit:
Class A common stock, $0.01 par value, 100,000,000 shares authorized,
Issued: 34,707,426 and 34,650,169 shares as of March 31, 2012 and December 31, 2011, respectively
Outstanding: 32,913,989 and 33,012,351 shares as of March 31, 2012 and December 31, 2011, respectively	309	309
Class B common stock, $0.01 par value, 50,000,000 shares authorized, 23,401,726 shares as of March 31, 2012 and December 31, 2011, issued and outstanding; convertible into an equal number of shares of class A or class C common stock	235	235
Class C common stock, $0.01 par value, 50,000,000 shares authorized, 2 shares as of March 31, 2012 and December 31, 2011, issued and outstanding; convertible into an equal number of shares of class A common stock	-	-
Treasury stock, 1,793,437 and 1,637,818 shares of class A common stock as of March 31, 2012 and December 31, 2011, respectively, at cost	(11,227)	(10,598)
Additional paid-in capital	1,123,310	1,121,589
Accumulated deficit	(1,153,124)	(1,157,390)
Accumulated other comprehensive loss	(38,516)	(38,777)
Total stockholders' deficit	(79,013)	(84,632)
Total liabilities, redeemable noncontrolling interest and stockholders' deficit	$804,735	$1,081,944

LIN TV Corp.
Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
	2012	2011
	(in thousands)
OPERATING ACTIVITIES:
Net income	$3,884	$1,586
Loss from discontinued operations	1,231	25
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation	6,759	6,264
Amortization of intangible assets	477	261
Amortization of financing costs and note discounts	561	1,029
Amortization of program rights	5,219	5,328
Program payments	(5,572)	(6,200)
Loss on extinguishment of debt	871	142
Gain on derivative instruments	-	(620)
Share of loss in equity investments	91	613
Deferred income taxes, net	2,606	850
Stock-based compensation	1,548	1,557
(Gain) loss from asset dispositions	(1)	255
Other, net	436	198
Changes in operating assets and liabilities:
Accounts receivable	5,882	7,362
Other assets	(1,250)	(5,029)
Accounts payable	(4,218)	(201)
Accrued interest expense	1,798	11,061
Other liabilities and accrued expenses	(2,665)	(2,211)
Net cash provided by operating activities, continuing operations	17,657	22,270
Net cash used in operating activities, discontinued operations	(1,140)	(176)
Net cash provided by operating activities	16,517	22,094

INVESTING ACTIVITIES:
Capital expenditures	(5,450)	(2,607)
Change in restricted cash	255,159	-
Proceeds from the sale of assets	-	40
Payments on derivative instruments	-	(644)
Shortfall loans to joint venture with NBCUniversal	(595)	-
Net cash provided by (used in) investing activities, continuing operations	249,114	(3,211)
Net cash provided by investing activities, discontinued operations	6,314	-
Net cash provided by (used in) investing activities	255,428	(3,211)

FINANCING ACTIVITIES:
Net proceeds on exercises of employee and director stock-based compensation	173	290
Principal payments on long-term debt	(276,695)	(3,978)
Payment of long-term debt issue costs	(199)	(68)
Treasury stock purchased	(629)	-
Net cash used in financing activities	(277,350)	(3,756)

Net (decrease) increase in cash and cash equivalents	(5,405)	15,127
Cash and cash equivalents at the beginning of the period	18,057	11,648
Cash and cash equivalents at the end of the period	$12,652	$26,775